Exhibit 99.1

Cree Updates Q4 FY 2019 Financial Guidance

DURHAM, N.C., June 11, 2019 – Cree, Inc. (Nasdaq: CREE), the global leader in silicon carbide (SiC) semiconductors, announced an update to its financial guidance for the fourth quarter of fiscal 2019.

This update to the financial guidance, which was previously provided in the company’s third quarter results release on May 1, 2019, is in response to the decision on May 15, 2019 by the Bureau of Industry and Security (BIS) of the U.S. Department of Commerce to add Huawei Technologies Co., Ltd. and 68 of its affiliates (collectively, “Huawei”), to the “Entity List” maintained by the U.S. Department of Commerce, and softer than originally expected demand for the company’s LED products.

Revenue for products and materials associated with Huawei’s wireless infrastructure build-out were expected to be up to $15 million in the fourth quarter of fiscal 2019.

Pending any further guidance from BIS, the company does not expect to ship any additional products in the fourth quarter for the Huawei build-out and cannot predict when it will be able to resume such shipments.

The company will continue to monitor and provide updates for the impact of the BIS action on its business, including the company’s ability to apply for and obtain licenses from BIS to allow it to ship products to Huawei going forward.

In addition to the Huawei matter, the company is also updating its financial guidance for its LED Products business due to softer than originally expected demand as global trade uncertainties persist.

For the fourth quarter of fiscal 2019, ending June 30, 2019, Cree now expects:

•	Revenue from continuing operations in the range of $245 million to $252 million

◦	Wolfspeed revenue is expected to be between $132 million to $135 million

◦	LED Products revenue is expected to be between $113 million to $117 million

•	GAAP net loss from continuing operations to be between $(23) million to $(28) million, or $(0.23) to $(0.27) per diluted share

•	Non-GAAP net income from continuing operations to be in a range of $8 million to $13 million, or $0.08 to $0.12 earnings per diluted share

Targeted non-GAAP income from continuing operations excludes $36 million of estimated expenses, net of tax, related to stock-based compensation expense, the amortization or impairment of acquisition-related intangibles, interest accretion on our convertible notes' issue costs and fair value adjustments, executive severance and expenses relating to the disposition of the company’s former Lighting Products business. The GAAP and non-GAAP targets from continuing operations do not include any estimated change in the fair value of Cree’s Lextar investment.

Q4 FY2019	Updated (as of June 11, 2019)	Prior (as of May 1, 2019)
Revenue	$245M to $252M	$263M to $271M
Non-GAAP Net Income	$8 million to $13 million	$12 million to $17 million
Non-GAAP Diluted EPS	Between $0.08 and $0.12	Between $0.12 and $0.16

About Cree, Inc.

Cree is an innovator of Wolfspeed® power and radio frequency (RF) semiconductors and lighting class LEDs. Cree’s Wolfspeed product families include SiC materials, power-switching devices and RF devices targeted for applications such as electric vehicles, fast charging inverters, power supplies, telecom and military and aerospace. Cree’s LED product families include blue and green LED chips, high-brightness LEDs and lighting-class power LEDs targeted for indoor and outdoor lighting, video displays, transportation and specialty lighting applications.

For additional product and Company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the company's targeted financial outlook on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company's performance, core results and underlying trends. Cree's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures set forth at the end of this press release.

Forward Looking Statements:

This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Cree’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the impact of US government actions with respect to Cree’s customers, global trade uncertainties generally and future financial and operating results. Actual results, including our ability to achieve our targets for the fourth quarter of fiscal 2019, could differ materially due to a number of factors, including the risk that we may not obtain sufficient orders to achieve our targeted revenues; price competition in key markets; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; our ability to lower costs; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor's products instead; the risk that the economic and political uncertainty caused by the already imposed and proposed tariffs by the United States on Chinese goods, and corresponding Chinese tariffs in response, may negatively impact demand for our products; the risk that US government actions with respect to Huawei or other foreign customers or vendors may have a greater impact on our business and results of operations than our expectations, including our inability to obtain a license to continue to transact business with counterparties on the Entity List; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; the risk that our products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs, including costs associated with warranty returns or the potential recall of our products; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the risk that our investments may experience periods of significant stock price volatility causing us to recognize fair value losses on our investment; the risk posed by managing an increasingly complex supply chain that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; the risk we may be required to record a significant charge to earnings if our remaining goodwill or amortizable assets become impaired; risks relating to confidential information theft or misuse, including through cyber-attacks or cyber intrusion; our ability to complete development and commercialization of products under development, such as our pipeline of Wolfspeed products, improved LED chips and LED components; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 24, 2018, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree® and Wolfspeed® are registered trademarks of Cree, Inc.

CREE, INC.
Business Outlook Unaudited GAAP to Non-GAAP Reconciliation
(in millions)

Three Months Ended
June 30, 2019
GAAP net loss from continuing operations outlook range	($23) to ($28)
Adjustments:
Stock-based compensation expense	11
Amortization or impairment of acquired intangibles	4
Corporate restructuring charges or gains	8
Amortization of debt issuance costs and discount	6
Transaction-related costs	10
Total adjustments to GAAP net loss before provision for income taxes	39
Income tax effect	3
Non-GAAP net income from continuing operations outlook range	$8 to $13

Investor Relations Contact:
Tyler Gronbach
Cree, Inc.
Vice President, Investor Relations
Phone: 919-407-4820
investorrelations@cree.com